Exhibit 99.1

Dectron Receives Nasdaq Notice Regarding Delayed Filing of Form 10-K

MONTREAL, QUEBEC May 23, 2006 - Dectron Internationale, Inc. (Nasdaq: DECT) today announced that it has received a Nasdaq Staff Determination notice stating that the company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed its Annual Report on Form 10-K for the period ended January 31, 2006.  Subsequent to the date of such notice, on May 22, 2006, Dectron filed its Form 10-K.  The Nasdaq Staff Determination notice indicated that Dectron’s securities will be delisted from the Nasdaq Stock Market unless Dectron requests a hearing before a Nasdaq Listing Qualifications Panel.  Accordingly, Dectron will request a hearing to review the Nasdaq Staff Determination.  Pending a decision by the hearing panel, Dectron’s common stock will remain listed on the Nasdaq Stock Market.  However, there can be no assurance that the hearing panel will grant the company’s request for continued listing.

Forward-Looking Statements

This press release contains forward-looking statements concerning Dectron’s plans to request a hearing before the Nasdaq Listing Qualifications Panel.  There can be no assurance concerning the outcome of the hearing request.  Investors are cautioned that all forward-looking statements in this release also involve risks discussed in the company’s Form 10-K filed with the Securities and Exchange Commission on May 22, 2006.  Copies of Dectron’s SEC filings are posted on the company’s web site and are available from the company without charge.  Forward-looking statements are made as of the date of this release, and except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.